Exhibit 99.2

Schedule of Reclassified Operating Segment Data – Comparable Basis

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

New Segments - COMPARABLE BASIS

(dollars in millions and unaudited)

	Full Year 2006	First Quarter 2007	Second Quarter 2007	Third Quarter 2007	Fourth Quarter 2007	Full Year 2007	% Δ over PY
Net Revenue
PepsiCo Americas Foods
Frito-Lay North America	$10,844	$2,553	$2,723	$2,800	$3,510	$11,586	7%
Quaker Foods North America	1,769	463	390	411	596	1,860	5%
Latin America Foods	3,972	710	1,079	1,252	1,831	4,872	23%

Total PAF	$16,585	$3,726	$4,192	$4,463	$5,937	$18,318	10%

PepsiCo Americas Beverages	$10,362	$2,220	$2,855	$2,926	$3,089	$11,090	7%

PepsiCo International
UK/Europe	4,750	740	1,396	1,519	1,837	5,492	16%
Middle East/Africa/Asia	3,440	664	1,164	1,263	1,483	4,574	33%

Total PI	$8,190	$1,404	$2,560	$2,782	$3,320	$10,066	23%
Total Net Revenue	$35,137	$7,350	$9,607	$10,171	$12,346	$39,474	12%

Operating Profit
PepsiCo Americas Foods
Frito-Lay North America	$2,682	$610	$682	$742	$839	$2,873	7%
Quaker Foods North America	554	156	117	126	169	568	2.5%
Latin America Foods	655	133	183	185	252	753	15%

Total PAF	$3,891	$899	$982	$1,053	$1,260	$4,194	8%

PepsiCo Americas Beverages	$2,315	$473	$729	$741	$556	$2,499	8%

PepsiCo International
UK/Europe	700	86	220	238	239	783	12%
Middle East/Africa/Asia	401	105	201	192	51	549	37%

Total PI	$1,101	$191	$421	$430	$290	$1,332	21%
Corporate	(738)	(144)	(173)	(162)	(274)	(753)	2%

Total Operating Profit	$6,569	$1,419	$1,959	$2,062	$1,832	$7,272	11%